UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 15, 2026

HIGH ROLLER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

001-42202

(Commission File Number)

Delaware	87-4159815
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

400 South 4th Street, Suite 500-#390
Las Vegas, Nevada 89101

(Address of principal executive offices, with zip code)

(702) 509-5244

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ROLR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 15, 2026 and January 16, 2026, High Roller Technologies, Inc. issued press releases related to certain business developments. Copies of these press releases are furnished as exhibits to this Current Report on Form 8-K.

The press releases issued are as follows:

•         January 15, 2026 – Press release titled “High Roller Technologies and Power Protocol Partner to Introduce Web-3 Enabled Incentive-Driven Engagement”

•         January 15, 2026 – Press release titled “High Roller Technologies Plans Strategic Marketing Partnership with Lines.com to Accelerate U.S. Prediction Markets Launch, Signs Letter of Intent”

•         January 16, 2026 – Press release titled “High Roller Technologies Signs Letter of Intent for Strategic Marketing Agreement with Forever Network to Amplify U.S. Prediction Markets Launch”

•         January 16, 2026 – Press release titled “High Roller Technologies Signs Letter of Intent with Leverage Game Media to Support U.S. Prediction Markets Launch”

The information contained in the press releases furnished as exhibits to this Form 8-K is furnished pursuant to Item 8.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 15, 2026
99.2	Press Release, dated January 15, 2026
99.3	Press Release, dated January 16, 2026
99.4	Press Release, dated January 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGH ROLLER TECHNOLOGIES, INC.

Date: January 21, 2026	By:	/s/ Adam Felman
Adam Felman Chief Financial Officer